Exhibit 99.1

KULR Partners with Leading Global Electronics Components Supplier On Battery Safety Technologies

KULR provides NASA space-grade battery technology to leading battery manufacturer and electronics component supplier to leading global 5G mobile devices

San Diego, California (October 26, 2020) – KULR Technology Group, Inc. (OTCQB: KULR), (the “Company” or “KULR”) announces it has entered into a legally binding MOU (memorandum of understanding) with a leading global electronics component and battery manufacturer (the “Partner”), which is a leading supplier of a key electrical component in smartphones such as the Apple iPhone, to pursue business relationships building Internal Short Circuit (ISC) battery testing technology and for KULR to license its passive propagation resistant Thermal Runaway Shield (TRS) technology to the Partner in a commercial phase.

“We are proud to work with a leading innovator, whose technology is trusted by globally recognized brands. Through this partnership, we will share our breakthrough ISC and TRS technologies to make our Partner’s batteries safer and more efficient for both commercial and consumer application,” said Michael Mo, CEO of KULR. “Our Partner’s reputation in the world of rechargeable batteries is unparalleled, and we look forward to advance its research into battery reliability and safety.”

Under the agreement, KULR will provide its ISC devices for making ISC trigger cells based on Partner’s battery portfolio. KULR will also license its passive propagation resistant (PPR) technology portfolio and intellectual property to the Partner in order to help build and modify the TRS technology for Partner’s battery applications, which include energy storage, electric mobility, consumer electronics, and mobile devices among others.

About KULR Technology Group, Inc.
KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group, Inc.

Main: (888) 367-5559

IR@KULRTechnology.com